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                                                                    Exhibit 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Gold Banc Corporation, Inc. of our report dated February 13, 1999 relating to the financial statements of American Bancshares, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
January 31, 2000